UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 21, 2009

CHINA XD PLASTICS COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-134073	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9 Qinling Road, Yingbin Road Centralized Industrial Park Harbin Development Zone, Heilongjiang, China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

150078
(Zip Code)

86-451-84346600
(Registrant's telephone number, including area code)

106 May Drive, Saxonburg, Pennsylvania 16056
(Registrant's telephone number, including area code)

NB TELECOM, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 21, 2009, Harbin Xinda Macromolecule Material Co. Ltd, (“Xinda”), a wholly owned subsidiary of China XD Plastics Company Limited (the “Registrant”), entered into an amendment to that certain Asset Purchase Agreement (“Purchase Agreement”) by and between Xinda and Harbin Xinda High-Tech Co, Ltd., dated September 20, 2008 that provides for the sale of a facility to Xinda for approximately 240 million RMB ($35 million). The amendment provides that the payment date under the Purchase Agreement has been extended to on or before December 31, 2009.

The amendment is filed as Exhibit 10.1 hereto and is incorporated by reference herein

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	First Amendment to the Asset Purchase Agreement dated February 21, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2009

CHINA XD PLASTICS COMPANY LIMITED.

By:	/s/ Jie Han
Name: Jie Han Title: Chief Executive Officer